Exhibit 23.5

Gaffney, Cline & Associates, Inc.
4425 Westway Park Blvd
Houston, TX 77041

Tel: +1 713 850 9955

March 29, 2021

Board of Directors

Ecopetrol S.A.

Carrera 13 No. 36 - 24

Bogotá, D.C.

Colombia

Dear Sirs,

Consent of Gaffney, Cline & Associates

As independent reserves engineers for Ecopetrol S.A. (Ecopetrol), Gaffney, Cline & Associates (GaffneyCline) hereby confirms that it has granted and not withdrawn its consent to (i) the references to GaffneyCline and to the inclusion of information contained in our third-party letter report entitled “SEC Proved Reserves Statement for Forty Nine Fields in Colombia in which Ecopetrol has an Interest, as of December 31, 2020”, dated February 16, 2021, prepared for Ecopetrol, and to the annexation of our report as an exhibit in Ecopetrol’s annual report on Form 20-F for the year ended December 31, 2020; and, (ii) incorporation by reference of this consent and our report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on June 1, 2018 (the “Registration Statement”).

Yours sincerely,

Gaffney, Cline & Associates

/s/ Alejandro Giaquinta
Project Manager
Alejandro Giaquinta, Principal Advisor